                                                                       EXHIBIT 5

                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]


December 6, 1999

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

     Re: Opinion re: Legality - Registration of Securities for use with respect to Lockheed Martin Corporation Directors Equity Plan

Ladies and Gentleman:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers 1,000,000 shares of Lockheed Martin Corporation (the "Corporation") common stock (the "Common Stock") or, in the alternative or a combination thereof, deferred compensation payment obligations (the "Deferred Compensation Payment Obligations") as well as Reference Units (as defined below) for use in connection with the Lockheed Martin Corporation Directors Equity Plan (the "Plan").

     The Deferred Compensation Payment Obligations are unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the Plan. The Reference Units represent the right of a participant in the Plan to have compensation deferred treated as if the amount deferred had been used to purchase Lockheed Martin Corporation Common Stock such that Reference Units will accrue earnings (or losses) on Deferred Compensation Payment Obligations based on the performance of Lockheed Martin Corporation Common Stock.

     As Assistant General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based on that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland;

     (ii) to the extent that the operation of the Plan results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Plan, will be legally issued, fully paid and non-assessable; and

     (iii) when issued in accordance with the provisions of the Plan, the Deferred Compensation Payment Obligations and the Reference Units will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ Broc Romanek
                              Broc Romanek
                              Assistant General Counsel
                              Lockheed Martin Corporation

cc: Frank H. Menaker, Jr.